Exhibit 99.1

SPI Energy Completes Private Placement of Ordinary

Shares Totaling US$ 1.16 Million

McClellan Park, CA / ACCESSWIRE / December 23, 2022 / SPI Energy Co., Ltd., (NASDAQ: SPI) (the "Company"), a global renewable energy company and provider of solar storage and electric vehicle (EV) solutions for business, residential, government, logistics and utility customers, today announced the entry into of purchase agreements ("the Agreements") with Chief Operating Officer of the Company and LDK New Energy Holding Limited, an entity affiliated with the Company’s Chief Executive Officer(collectively, the "Purchasers") to issue and sell 1,150,000 ordinary shares of the Company (the "Shares") to the Purchasers at a price of US$1.01 per share, representing the closing price of the Company’s Ordinary Shares reported on Nasdaq on December 22, 2022, multiplying by 1.2 times, for a total consideration of approximately US$1,161,500 (the “Private Placement”). In addition, the Purchasers are subject to a two years lock-up period after the closing of the Private Placement.

The Private Placement has been consummated on December 22, 2022, upon satisfaction of customary closing conditions.

The Shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of SPI Energy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About SPI Energy

SPI Energy Co., Ltd. (NASDAQ: SPI) is a global renewable energy company and provider of solar storage and electric vehicle (EV) solutions that was founded in 2006 in Roseville, California and is headquartered in McClellan Park, California.

The Company has three core divisions: SolarJuice which has solar wholesale distribution, as well as residential solar and roofing installation and solar module manufacturing, SPI Solar and Orange Power which operates a commercial & utility solar division, and the EdisonFuture/Phoenix Motor EV division. SolarJuice is the leader in renewable energy system solutions for residential and small commercial markets and has extensive operations in the Asia Pacific and North America markets. The SPI Solar commercial & utility solar division provides a full spectrum of EPC services to third party project developers, and develops, owns and operates solar projects that sell electricity to the grid in multiple regions, including the U.S., U.K., and Europe. Phoenix Motor is a leader in medium-duty commercial electric vehicles, and is developing EV charger solutions, electric pickup trucks, electric forklifts, and other EV products.

SPI maintains global operations in North America, Australia, Asia and Europe and is also targeting strategic investment opportunities in fast growing green energy industries such as battery storage, charging stations, and other EVs which leverage the Company's expertise and substantial solar cash flow.

For more information on SPI Energy and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company's public filings and press releases available under the Investor Relations section at www.SPIgroups.com or available at www.sec.gov.

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Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “may," "might," "will," "intend," "should," "could," "can," "would," "continue," "expect," "believe," "anticipate," "estimate," "predict," "outlook," "potential," "plan," "seek," and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company's current expectations and speak only as of the date of this release. Actual results may differ materially from the Company's current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

Contact:

SPI Energy Co., Ltd.
IR Department
Email: ir@spigroups.com

Dave Gentry
RedChip Companies, Inc.
Phone:(407) 491-4498
SPI@redchip.com

SOURCE: SPI Energy Co., Ltd.

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